UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 10, 2020

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	978-648-6000

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01  Entry into a Material Definitive Agreement.
On February 10, 2020, AquaBounty Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as the representative of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 9,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $1.50 per share of Common Stock.
The Offering is expected to close on February 13, 2020, subject to the satisfaction of customary closing conditions. The Company has also granted the Underwriters a 45-day option to purchase up to 1,350,000 additional shares of Common Stock at the Offering Price, less underwriting discounts and commissions. The net proceeds to the Company are expected to be approximately $12.1 million, assuming no exercise of the Underwriters’ overallotment option and after deducting underwriting discounts and commissions and payment of other estimated expenses associated with the Offering that are payable by the Company.
The Offering is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-235919), which was initially filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2020, subsequently amended on February 3, 2020 and February 10, 2020; declared effective by the Commission on February 10, 2020; and further amended by a registration statement on Form S-1MEF (File No. 333-286386) filed with the Commission on February 12, 2020, pursuant to Rule 462(b)of the Securities Act of 1933, as amended.
The Underwriting Agreement contains customary representations, warranties, and agreements by the Company; customary conditions to closing; indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended; other obligations of the parties; and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue, or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 90 days following the Offering without the prior written consent of Lake Street Capital Markets, LLC. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of February 10, 2020, by and between AquaBounty Technologies, Inc. and Lake Street Capital Markets, LLC, as the representative for the underwriters named therein.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
February 12, 2020	/s/ David A. Frank
David A. Frank
Chief Financial Officer